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                                                                   Exhibit 11(c)
                                  Law Offices
                               BLACKWELL SANDERS
                          MATHENY WEARY & LOMBARDI LLP
                         2300 Main Street - Suite 1100
                          Kansas City, Missouri  64108
                           P.O. Box 419777-64141-6777
                                 (816) 983-8000
                              FAX:  (816) 983-8080


                               February 18, 1998



Drinker Biddle & Reath LLP
Philadelphia National Bank Building
1345 Chestnut Street
Philadelphia, Pennsylvania  19107-3496

Ladies and Gentlemen:

          In connection with the Prospectus (the "Prospectus") covering the
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Missouri Tax-Free Intermediate Bond Fund (the "Missouri Fund") and the Statement
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of Additional Information supplementing the Prospectus (the "Statement"), filed
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initially with the Securities and Exchange Commission on June 30, 1994, for The
Commerce Funds, a Delaware business trust, you have requested our opinion regarding the matters of Missouri law and data relating to the general business and economic climate in Missouri (collectively, the "Missouri Disclosures") set
                                                     --------------------
forth in the sections of the Prospectus entitled "Investment Objectives and Policies" (more specifically, "Risks Associated with an Investment in the Fund" within the subsection entitled "Missouri Tax-Free Intermediate Bond Fund") and "Tax Information" (more specifically, "Missouri Taxes" within the subsection entitled "Tax Information") and in the section of the Statement entitled "Investment Objectives, Policies and Risk Factors" (more specifically, "Special Considerations Regarding Investment in Missouri Obligations"). Such sections in the Prospectus and the Statement are hereinafter referred to as the "Risk
                                                                     ----
Disclosure Sections."
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          In rendering our opinion, we have examined and relied on such documents, originals or copies certified or otherwise and identified to our satisfaction as being true copies, and copies of the Prospectus and Statement, as we have deemed necessary for the purposes of this opinion. Further, we have examined the Constitution of the State of Missouri and other laws, statutes, regulations and administrative rulings (all of which are generally available to lawyers practicing in the State of Missouri and are in a format that makes legal research reasonably
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February 18, 1998
Page 2


feasible) and other data published by the State of Missouri (and its agencies) as we deemed necessary for purposes of this opinion. We have assumed the accuracy of such data for the purposes of this opinion.

          Based solely on the above review and subject to the assumptions and limitations set forth herein, we advise you that, in our opinion, the statements contained in the Risk Disclosure Sections concerning the Missouri Disclosures are true and correct in all material respects as of the date hereof (or as of the dates specified therein, where dates are expressly provided).

          We express no opinion in this letter regarding the statements and material set forth in the Prospectus and Statement except the Risk Disclosure Sections concerning the Missouri Disclosures. In the course of our limited role in rendering the foregoing opinion, nothing has come to our attention that has caused us to believe that, as of the date hereof, the statements contained in the Risk Disclosure Sections relating solely to the State of Missouri contain any untrue statement of a material fact or, when read together, omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          This opinion is based on current law, regulations and rulings as of the date hereof and the most recent data published by the State of Missouri (and its agencies), all of which are subject to change and is subject to the assumptions and limitations described herein. We disclaim any undertaking to advise you of changes which may hereafter be brought to our attention; provided, however, that, upon written request from you, at your or the Missouri Fund's expense and only in respect of a proposed amendment of the Prospectus, we will advise you of changes which may hereafter be brought to our attention within a reasonable time after receipt of such request.

          This opinion may not be furnished to or relied upon by any other person and may not be referred to in the Prospectus, the Statement or otherwise.

                                Very truly yours,


                                /s/ Blackwell Sanders Matheny
                                Weary & Lombardi LLP